                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                       NEW BRUNSWICK SCIENTIFIC CO., INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                       NEW BRUNSWICK SCIENTIFIC CO., INC.




                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 2003

                                  ------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), will be held at the Clarion Hotel, 2055 Lincoln Highway (Route 27), Edison, New Jersey, on Tuesday, May 27, 2003 at 10:00 A.M. Eastern Daylight Saving Time, for the following purposes:

        1. To elect three Class I directors of the Corporation to terms of three years.

        2. To approve and adopt an amendment to the Corporation's Employee Stock Purchase Plan increasing the number of authorized shares by 150,000.

        3. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

   The Board of Directors has fixed the close of business on April 14, 2003, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. A copy of the Annual Report of the Corporation for the year ended December 31, 2002 is being sent to you herewith.





                                     By Order of the Board of Directors




                                     ADELE LAVENDER, Secretary

April 15, 2003



ALL SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
                                44 Talmadge Road
                            Edison, New Jersey 08818

                                  ------------


                                PROXY STATEMENT
                                  ------------


                         ANNUAL MEETING OF SHAREHOLDERS


   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), to be held at the Clarion Hotel, 2055 Lincoln Highway (Route 27), Edison, New Jersey, on Tuesday, May 27, 2003 at 10:00 A.M., Eastern Daylight Saving Time. This Proxy Statement and enclosed form of proxy are being sent to shareholders commencing on or about April 15, 2003.

   You are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. Proxies duly executed and received in time for the meeting will be voted in accordance with the directions thereon at the meeting. Such proxies may, nevertheless, be revoked at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Corporation. Please note that mere presence at the meeting will not be effective to revoke a proxy. If you attend the meeting and wish to revoke your proxy, you still must deliver written notice to the Secretary of the Corporation before the voting thereof.

   The Board of Directors has fixed the close of business on April 14, 2003, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. As of the record date, the Corporation had outstanding 7,790,796 shares of Common stock, the holders of which are entitled to one vote per share.

ITEM 1. ELECTION OF DIRECTORS

   The Corporation's Certificate of Incorporation provides for classification of the Board of Directors into three classes with staggered terms of office. In accordance with the Certificate of Incorporation, three directors designated as Class I directors are to be elected at the 2003 Annual Meeting. The Class I directors to be elected shall serve terms of three years.

Nominees for Directors

   The persons named on the enclosed proxy will vote such proxy for the nominees listed below and on the proxy except where authority has been withheld as to a particular nominee or as to all such nominees. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors may nominate. A majority of the votes cast by holders of Common stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

   The following table presents the name, age and principal occupation of each nominee and present director.

        NOMINEES FOR TERMS EXPIRING AT THE 2006 ANNUAL MEETING (CLASS I)

                                                                                                                    First
                                                                                                                   Became a
Name                                     Age      Principal Occupation                                            Director In
----                                     ---      --------------------                                            -----------
Peter Schkeeper ......................    58     President of Schkeeper, Inc.                                        1999
Kiyoshi Masuda .......................    78     President of American & Foreign Market Research, Inc.;              1980
                                                 President of FerriShield, Inc.
Ernest Gross .........................    84     Attorney in Private Practice                                        1984

Terms Expiring at the 2004 Annual Meeting (Class II)

Sigmund Freedman (1)(2) ..............    86     Treasurer of the Corporation                                        1958
Daniel S. Van Riper ..................    62     Special Advisor, Sealed Air Corporation                             2001
Dr. David Pramer .....................    80     Executive Assistant for Research Policy and                         1962(3)
                                                 Administration, Rutgers University

Terms Expiring at the 2005 Annual Meeting (Class III)

David Freedman (1)(2) ................    82     Chairman of the Board and Chief Executive Officer                   1958
                                                 of the Corporation
Kenneth Freedman (1) .................    44     General Manager and Director/Treasurer of Auricle                   1999
                                                 Communications
Dr. Jerome Birnbaum ..................    63     Co-founder and Director of Achillion Pharmaceuticals,               2000
                                                 Inc. and Pharmaceutical R&D Consultant
James T. Orcutt ......................    45     President of the Corporation                                        2001

---------------
(1) Kenneth Freedman is the son of David Freedman and the nephew of Sigmund Freedman.

(2)  David and Sigmund Freedman are brothers.

(3) Dr. Pramer was previously a director of the Corporation from 1962 to 1976. He was appointed a director again on April 11, 1989.

Business Experience of Directors

   David Freedman serves as Chairman of the Corporation's Board of Directors, a position he has held since the Corporation was incorporated in 1958. Mr. Freedman previously served as President and Chief Executive Officer of the Corporation until his resignation from that position on May 1, 1989. Mr. Freedman was reappointed as Chief Executive Officer in 2000.

   Kenneth Freedman has, since February 1992, been employed by Auricle Communications, a not-for-profit corporation dedicated to radio programming. From 1985 to 1991 he was the Station Manager of WFMU-FM in East Orange, New Jersey.

   Jerome Birnbaum, Ph.D. is a Co-founder and Director of Achillion Pharmaceuticals, Inc., a start-up biotechnology company. Previously, Dr. Birnbaum was employed by Merck and Co., Inc. from 1970-1987 in various positions culminating as Vice President, Microbiology and Agricultural Research. From 1987 until his retirement in January 2000 he was employed in various positions by Bristol-Myers Squibb Company culminating as Senior Vice President, Strategic R&D Operations.

   James T. Orcutt was employed by the Corporation in May, 2000 as President of the Life Science division and served in that capacity until his appointment as President of the Corporation on September 10, 2001. Prior to joining the Corporation, Mr. Orcutt spent 5 years as Senior Vice President of Sales, Marketing and Development with Boekel Industries and 12 years with Barnstead/ Thermolyne in various sales and marketing management positions. Prior to his employment with Barnstead/Thermolyne he was employed as a project engineer and a field engineer.

   Peter Schkeeper has, since January 1, 1993, been the President of Schkeeper Inc., a professional engineering inspection services company. From 1972 to 1992 Mr. Schkeeper was employed by Valcor Engineering Corporation in a number of different positions ending with division President.

   Kiyoshi Masuda has been the owner and President of American & Foreign Market Research, Inc. since 1958. From 1985 to 1994 he was President of Yano Research Institute USA, Ltd. Since 1994 he has been President of FerriShield Inc.

   Ernest Gross is an attorney-at-law who retired in 1984 from Rutgers University where he had been a Professor and Associate Director of the Institute of Management and Labor Relations from 1971 to 1983.

   Sigmund Freedman has been Treasurer and a Director of the Corporation since its incorporation in 1958. Mr. Freedman also served as Secretary of the Corporation from 1958 to 1985.

   Daniel S. Van Riper is a special advisor to management of Sealed Air Corporation, a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems. From July 1, 1998 until January 1, 2002, he was Senior Vice President and Chief Financial Officer of Sealed Air. Prior to joining Sealed Air, Mr. Van Riper spent 36 years with KPMG LLP, a major independent audit and accounting firm, including 26 years as a partner.

   David Pramer, Ph.D. has had a 51-year career at Rutgers University, New Brunswick, New Jersey. Dr. Pramer had served as a Professor of Microbiology and until 1994 he also served as Associate Vice President of the University responsible for corporate liaison activities and transfer of University research technology to government and industrial users. From 1980 to 1988, he was the Director of the Waksman Institute of Microbiology, a research and educational unit within the University. Dr. Pramer currently holds the position of Executive Assistant for Research Policy and Administration at the University.

Committees

   The Board of Directors has an Audit Committee, consisting of Messrs. Van Riper, Schkeeper and Gross, whose function is to meet with management and the independent auditors on matters pertaining to the Company's financial statements and internal accounting controls. This Committee met seven times during the year ended December 31, 2002. The Board has a Compensation and Corporate Governance Committee which consists of Messrs. Masuda, Pramer, and Gross which met four times during the year ended December 31, 2002. This Committee reviews the Corporation's policies with respect to employment, pension benefits and stock option plans and recommends modifications to such policies. In addition, the Committee makes recommendations to the Corporation's Board of Directors from time to time as to matters of Corporate Governance. The Board has an Executive Committee consisting of Messrs. David Freedman, Schkeeper, Gross and Pramer. This Committee handles certain matters that do not require action by the full Board and represents the interests of the Board in connection with matters arising between Board meetings. This Committee met ten times during the year ended December 31, 2002. The Board also has a nominating committee consisting of Messrs. David Freedman, Schkeeper and Pramer which met one time during the year ended December 31, 2002. This Committee acts as a screening committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the Committee on its own initiative or referred to it by other Board members, management, shareholders or external sources. Names of prospective candidates must be submitted in writing to the Secretary of the Corporation by December 22, 2003 for referral to the Committee. Any shareholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with procedures set forth in the Corporation's By-Laws.

   During the year ended December 31, 2002, there were six meetings of the Board of Directors.

                        SECURITY OWNERSHIP OF MANAGEMENT


   The following table sets forth certain information, as of April 14, 2003, concerning the beneficial ownership of the Corporation's Common stock for (a) each director (and nominee for director); (b) each of the named officers (the "Named Executive Officers" as defined in the Executive Compensation section); and (c) all directors and executive officers of the Corporation as a group. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

                                                             Amount and
    Name of                                                  Nature of
    Beneficial                                               Beneficial   Percent of
    Owner                                                    Ownership      Class
    -----                                                    ----------   ----------
    Peter Schkeeper(1) ..................................       10,175        (2)
    Kiyoshi Masuda(1) ...................................       88,879        1.1%
    Ernest Gross(1) .....................................       66,256        (2)
    Sigmund Freedman (3)(4) .............................      994,892       12.8%
    Daniel S. Van Riper(1) ..............................        8,470        (2)
    Dr. David Pramer(1)(5) ..............................       78,195        1.0%
    David Freedman (3)(4)(6) ............................    1,142,534       14.7%
    Kenneth Freedman (1)(3) .............................       75,558        (2)
    Dr. Jerome Birnbaum(1) ..............................        9,075        (2)
    James T. Orcutt(7) ..................................       15,842        (2)
    Samuel Eichenbaum(7) ................................       59,866        (2)
    Dr. Lee Eppstein(7) .................................       25,141        (2)
    All directors and executive officers as a
    group(6)(8) .........................................    2,574,883       33.1%

---------------
(1) This figure includes respective shares which may be acquired within 60 days under stock option plans for nonemployee directors as follows: Mr. Schkeeper -- 9,075; Mr. Masuda -- 25,179; Mr. Gross -- 47,499; Mr. Van Riper -- 2,420; Dr. Pramer -- 37,083; Kenneth Freedman -- 9,075 and Dr. Birnbaum -- 9,075.

(2)  Less than 1 percent.

(3) Messrs. David and Sigmund Freedman are brothers, Kenneth Freedman is the son and nephew of David and Sigmund Freedman, respectively. Although neither David, Sigmund or Kenneth Freedman is the beneficial owner of the stockholdings of any of the others, if David, Sigmund and Kenneth Freedman choose to act in concert they would control 27.4% of the Common stock of the Corporation including 2.3% attributable to shares which may be acquired within 60 days under stock option plans.

(4) This figure includes shares which may be acquired within 60 days under the 1998 Stock Option Plan for 10% Shareholder-Directors as follows:
     David Freedman -- 116,133 and Sigmund Freedman -- 64,708.

(5) This figure includes 1,857 shares owned by Dr. Pramer's wife and 39,255 shares owned jointly by Dr. Pramer and his wife.

(6) This figure includes 164,364 shares owned by Mr. Freedman's wife directly but does not include 71,894 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the Trust.

(7) This figure includes respective shares which may be acquired within 60 days under the 1991 Nonqualified Stock Option Plan for Officers and Key Employees as follows: Mr. Orcutt -- 9,680; Mr. Eichenbaum -- 26,280; and Dr. Eppstein -- 15,012.

(8) This figure includes 371,219 shares which may be acquired by the officers and directors as a group within 60 days under the 1991 and 2001 Stock Option Plans for Officers and Key Employees, the 1998 Stock Option Plan for 10% Shareholder-Directors and the 1989 and 1999 Stock Option Plans for Nonemployee Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


   The following table sets forth certain information, as of April 14, 2003, concerning the only persons who, to the best of Management's knowledge, own beneficially more than five percent (5%) of the Corporation's Common stock. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.


    Name and Address of                              Amount and Nature of   Percent of
    Beneficial Owner                                 Beneficial Ownership     Class
    ----------------                                 --------------------   ----------
    David Freedman (1)
    44 Talmadge Road
    Edison, New Jersey 08818                            1,026,401(2)(3)      13.2%

    Sigmund Freedman (1)
    44 Talmadge Road
    Edison, New Jersey 08818                              930,184(3)         11.9%

    Banque Carnegie Luxembourg S.A.
    5 Place la Gare
    L-1616 Luxembourg
    Grand-Duchy of Luxembourg                             731,400(4)          9.4%

    Dimensional Fund Advisors, Inc.
    1299 Ocean Avenue - 11th Floor
    Santa Monica, California 90401                        437,008             5.6%

    Royce & Associates, Inc.
    1414 Avenue of the Americas
    New York, NY 10019                                    446,143             5.7%

---------------
(1) Messrs. David and Sigmund Freedman are brothers. By virtue of their stockholdings, they may be deemed to be "control persons" of the Corporation. Although neither brother is the beneficial owner of the stockholdings of the other, if David and Sigmund Freedman choose to act in concert they would control 25.1% of the Common stock of the Corporation.

(2) This figure includes 164,364 shares owned by Mr. Freedman's wife directly but does not include 71,894 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the trust.

(3) This figure excludes shares which may be acquired within 60 days under the 1998 Stock Option Plan for 10% Shareholder-Directors as follows:
     David Freedman -- 116,133 and Sigmund Freedman -- 64,708.

(4) According to a recently filed Schedule 13G, Banque Carnegie Luxemburg S.A., Carnegie Global Healthcare Fund Management Company S.A., Carnegie Bank A/S, D. Carnegie & Co. AB and Carnegie Kapitalforvaltning AB are members of a group which collectively own 731,400 shares of the Corporation and have shared voting power with respect to the shares owned by each.

Executive Officers

   The following table presents the name, age and present office or position of each of the Corporation's executive officers:

    Name                                Age          Present Office or Position (1)
    ----                                ---   -------------------------------------------------
    David Freedman .................    82    Chairman of the Board and Chief Executive Officer
    James T. Orcutt ................    45    President
    Sigmund Freedman ...............    86    Treasurer
    Adele Lavender (2) .............    78    Secretary
    Samuel Eichenbaum ..............    63    Vice President, Finance and Chief Financial Officer
    Dr. Lee Eppstein ...............    60    Vice President, Technology

---------------
(1) Messrs. David and Sigmund Freedman are also directors of the Corporation (see "Election of Directors" above). Adele Lavender, who had served as Administrative Assistant to Mr. David Freedman from 1970 until June 30, 1990, was appointed Secretary of the Corporation in 1985. Mr. Eichenbaum was appointed Chief Financial Officer of the Corporation in February, 1985 and Vice President, Finance in May 1990. Mr. Eichenbaum was Assistant Treasurer of the Corporation from May, 1986 through April, 1990. James T. Orcutt, a director of the Corporation, was appointed President of the Life Sciences Division in May 2000 and President of the Corporation on September 10, 2001. Dr. Eppstein was appointed Vice President, Technology in February 2000.

(2) Ms. Lavender retired from her position as Administrative Assistant to Mr. David Freedman effective June 30, 1990. Ms. Lavender continues to serve on a part-time basis and in an emeritus capacity as Secretary of the Corporation.

   The officers serve at the pleasure of the Board of Directors, except for David Freedman, who has an employment agreement with the Corporation. The officers are normally elected at the meeting of directors immediately following the Annual Meeting of the Shareholders and serve until their successors are elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the year ended December 31, 2002, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

Equity Compensation Plan Information

   The following table provides information as of December 31, 2002 with respect to the shares of the Corporation's Common Stock that may be issued under the Corporation's existing equity compensation plans:


                                                                                                              Number of Securities
                                                                                                               Remaining Available
                                                               Number of Securities     Weighted-Average       for Future Issuance
                                                                 to be Issued upon      Exercise Price of         Under Equity
                                                                    Exercise of            Outstanding         Compensation Plans
                                                                Outstanding Options         Options,          (Excluding Securities
                                                                Warrants and Rights    Warrants and Rights   Reflected in Column a)
Plan Category                                                           (a)                    (b)                     (c)
-------------                                                   --------------------    -------------------   ----------------------
Equity compensation plans approved by shareholders.........           880,162                 $4.52                  304,500
Equity compensation plans not approved by Shareholders.....                --                    --                       --
                                                                      -------                 -----                  -------
Total......................................................           880,162                 $4.52                  304,500
                                                                      =======                 =====                  =======


                             EXECUTIVE COMPENSATION

   The following table sets forth a summary for the last three fiscal years of the compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Corporation and the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the last fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                             Annual Compensation(1)

    Name and Principal Position                                          Year    Salary ($)    Bonus     Options (#)
    ---------------------------                                          ----    ----------   -------    -----------
    David Freedman                                                       2002     $264,600    $78,120          --
    Chairman of the Board and                                            2001      252,000     57,395          --
    Chief Executive Officer                                              2000      252,000         --      55,000

    James T. Orcutt                                                      2002      178,942     56,600      22,000
    President                                                            2001      165,962     36,425          --

    Samuel Eichenbaum                                                    2002      158,461     57,750      16,500
    Vice President, Finance                                              2001      150,000     39,175          --
    and Chief Financial Officer                                          2000      148,303         --      19,800

    Dr. Lee Eppstein                                                     2002      125,076     37,200      11,000
    Vice President, Technology                                           2001      120,000     27,325          --
                                                                         2000      120,000         --      16,500

    Sigmund Freedman                                                     2002      103,538         --          --
    Treasurer                                                            2001      101,000         --          --
                                                                         2000      101,000         --       8,250

---------------
(1) While each of the Named Executive Officers received perquisites or other personal benefits in the years set forth above, the value of these benefits are not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus in any year.

   The Directors of the Corporation who are not also full time employees of the Corporation are paid $12,000 annually plus $600 for each Board meeting they attend, $300 for each Committee meeting they attend lasting less than 1 3/4 hours, $500 for each meeting in excess of 1 3/4 hours and $500 for miscellaneous meetings. Committee chairmen receive an annual fee of $5,000 in addition to $800 for each meeting they attend. Members of the Executive Committee receive an annual fee of $1,000 in addition to $500 for each meeting they attend. In addition, outside Directors of the Corporation (i.e., those who are not also officers of the Corporation) are eligible to be granted options to purchase stock in the Corporation pursuant to the Corporation's
1999 Stock Option Plan for Nonemployee Directors and were eligible for options under a predecessor plan which expired in 1999. Option prices are set at not less than 85% of the fair market value of the stock on the date of grant.
These options are generally exercisable over a five-year period in 20% annual installments beginning one year after date of grant. David Freedman and Sigmund Freedman, who are not eligible for grants of options under this plan, are the sole members of the plan committee which determines option grants and exercise prices. Daniel S. Van Riper, Peter Schkeeper, Dr. Jerome Birnbaum and Kenneth Freedman, directors of the Corporation were granted options to purchase 12,000, 12,000, 10,000, and 10,000 shares, respectively, of the Corporation Common stock at an exercise price of $5.10 per share, the fair market value on the date of grant.

   The Corporation entered into an Employment Agreement (the "Agreement") with Mr. David Freedman effective January 1, 2002. The Agreement runs for a term of three years and provides for payment of an annual salary of $264,600, with increases and bonuses at the Board's discretion, business expenses and use of a company car. If the Agreement is terminated because of death or disability, the Corporation shall pay within 45 days, a benefit equal to Mr. Freedman's annual salary. If Mr. Freedman is terminated for cause, the Corporation has no further obligations after the date of termination. If the Agreement is terminated due to Mr. Freedman's retirement from active service to the Corporation as an employee during the term of the Agreement, or at its termination or any extension thereof, the Corporation shall pay to Mr. Freedman, over 36 months, a retirement benefit equal to three (3) times the annual salary payable to Mr. Freedman at the time of such retirement.

   The Corporation entered into termination agreements with each of the below Named Executive Officers. Those agreements provide for payments by the Corporation to such individuals in the event that their employment relationship with the Corporation is terminated as a result of a transaction, not approved by the Corporation which effects a change in control of the Corporation, in an aggregate amount equal to 125% of the total salary and bonuses paid to them during the two years preceding their termination.

   The estimated amounts of compensation that would have been owed to the Named Executive Officers assuming that such terminations occurred as of March 31, 2003 are as follows: David Freedman -- $818,779; Samuel Eichenbaum --
$483,295; Dr. Lee Eppstein -- $388,876 and Sigmund Freedman -- $256,610.

   In addition, the Corporation has entered into termination agreements with Samuel Eichenbaum, James T. Orcutt and Dr. Lee Eppstein which provide for payments equal to 200% of their current annual base salary at the time of termination if they are involuntarily terminated for any reason after the occurrence of a change in control of the Corporation. The Corporation loaned Mr. Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 18,600 shares of the Corporation's Common stock. The current balance due on the loan is $23,750. These shares of stock have been pledged to the Corporation to secure the loan.

All Other Compensation

   As a result of the interest-free loan to Mr. Eichenbaum (in order to exercise certain stock options) the Corporation has foregone $973 in interest.

Pension Plan

   The Named Executive Officers participate in the Corporation's Salaried Employees' Retirement Plan (the "Pension Plan"), which provides pension benefits to all salaried employees of the Corporation meeting certain age and length of service requirements. The following table sets forth the estimated annual pension benefits from the Pension Plan, based upon a maximum salary of $200,000 per year payable upon retirement at Normal Retirement Date (as defined in the Pension Plan):

                           Estimated Annual Benefits
                          Years of Continuous Service

Annual Salary                 10             20             30            40             45
-------------               -------       -------        -------        -------       -------
    $ 60,000                $ 6,508       $13,240        $19,972        $25,738       $28,138
    $ 80,000                $ 8,828       $17,960        $27,092        $34,858       $38,058
    $100,000                $11,148       $22,680        $34,212        $43,978       $47,978
    $120,000                $13,468       $27,400        $41,332        $53,098       $57,898
    $140,000                $15,788       $32,120        $48,452        $62,218       $67,818
    $160,000                $18,108       $36,840        $55,572        $71,338       $77,738
    $180,000                $20,428       $41,560        $62,692        $80,458       $87,658
    $200,000                $22,748       $46,280        $69,812        $89,578       $97,578

   The normal retirement benefit formula for plan participants provides that benefits are the sum of the following:

      1. .5% of annual compensation up to $7,800 plus 1% of annual compensation in excess of $7,800 multiplied by Credited Service prior to January 1, 1983.

      2. .6% of annual compensation up to $7,800 plus 1.2% of annual compensation in excess of $7,800 for each year of Credited Service from January 1, 1983 to Normal Retirement Date up to a maximum of 35 years (maximum includes years of service prior to January 1, 1983) (as such terms are defined in the Pension Plan).

      3. .8% of annual compensation for each year of Credited Service in excess of 35 years.

   The benefit amounts listed in the above table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2002, the years of credited service under the Pension Plan for Messrs. David Freedman; James T. Orcutt; Sigmund Freedman, Samuel Eichenbaum and Dr. Lee Eppstein are 56, 2, 56, 17 and 20, respectively. During the fiscal year ended December 31, 2002, benefits under the Pension Plan were paid to David and Sigmund Freedman in the amounts of $62,564 and $68,675, respectively.

Options Granted During 2002

   The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common stock of the Corporation made during the fiscal year ended December 31, 2002.

                       STOCK OPTION GRANTS IN FISCAL 2002
                               Individual Grants

                                                                                                            Potential Realizable
                                                                                                                    Value
                                                                                                           At Assumed Annual Rates
                                                                                                               Of Stock Price
                                                             % of Total                                    Appreciation for 6-Year
                                                               Options       Exercise                         Option Term ($)(1)
                                                Options      Granted in      Price Per      Expiration    -------------------------
Grantee Name                                   Granted (#)    Fiscal Year   Share ($/Sh.)       Date           5%            10%
------------                                  -----------    -----------   -------------    ----------    -----------   -----------
David Freedman ............................          --            --             --              --               --            --
James T. Orcutt (2) .......................      22,000          13.7%         $4.94          1/2/08      $    30,026   $    66,350
Samuel Eichenbaum (2) .....................      16,500          10.3%         $4.94          1/2/08           22,520        49,763
Dr. Lee Eppstein (2) ......................      11,000           6.9%         $4.94          1/2/08           15,013        33,175
Sigmund Freedman ..........................          --            --             --              --               --            --
All Shareholders (3) ......................          --            --             --              --      $11,773,920   $26,017,283
All Optionees (4) .........................     160,400         100.0%         $4.96             (5)          278,187       614,720

---------------
(1) These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common stock. There is no assurance that the amounts reflected will be realized.

(2) Consists of stock options granted under a non-qualified stock option plan at fair market value on the date of grant, exercisable 40% two years after date of grant and 20% each year thereafter and expiring six years after date of grant.

(3) Based on an aggregate of 7,790,796 shares of Common stock outstanding as of December 31, 2002, and a price per share of $5.47, the fair market value of the Company's Common stock at the close of business on such date.

(4)  Exclusive of stock options granted to nonemployee directors, see page 8.

(5) Represents the actual exercise price of options granted during 2002; Options granted during 2002 will expire on the dates in 2008 equal to six years from the dates of grant.

Options Exercised During 2002 and Fiscal Year End Option Values

   The following table sets forth information concerning the 2002 fiscal year-end value of unexercised options for each of the Named Executive Officers based upon the closing price of $5.31 per share on December 31, 2002.

                                                                                                         Value of Unexercised in
                                                                           Number of Unexercised           The Money Options/SARs
                                           Shares                              Options/SARs                      ($)(2)
                                          Acquired         Value        ----------------------------    ---------------------------
Name                                    on Exercise    Realized($)(1)   Exercisable    Unexercisable    Exercisable   Unexercisable
----                                    -----------    --------------   -----------    -------------    -----------   -------------
David Freedman ......................      88,577         $211,643         52,705          13,179         $84,680        $21,174
James T. Orcutt .....................          --               --             --          22,000              --        $ 8,140
Samuel Eichenbaum ...................       5,635            8,020         17,568          20,893         $31,043        $13,867
Dr. Lee Eppstein ....................       9,595           40,421          7,752          13,929         $13,698        $ 9,246
Sigmund Freedman ....................      88,577          211,643         52,705          13,179         $84,680        $21,174

---------------
(1) Market value of underlying securities on date of exercise, minus the exercise price multiplied by the number of shares.

(2) Market value of underlying securities at fiscal year-end, minus the exercise price multiplied by the number of shares.

Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board of Directors establishes the compensation for the Corporation's executive officers. The Compensation Committee is composed of three (3) non-employee directors, currently Mr. Ernest Gross, Mr. Kiyoshi Masuda and Dr. David Pramer, who have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

   The Corporation compensates its executive officers through a combination of base salary, bonus, periodic grants of stock options, the use of Corporation owned automobiles and split dollar life insurance. In addition, executive officers participate in benefit plans, including medical, dental, life insurance, pension and 401(k) plans, that are generally available to all of the Corporation's employees.

   Base salary levels for the Corporation's executive officers, are set generally to be competitive in relation to the salary levels of executive officers within the industry and other companies of comparable size and complexity. Base salary levels are also influenced by the performance of the Corporation with respect to growth in sales and net income, return on shareholders' equity, return on sales and assets, sales per employee and market capitalization. In addition, compensation is measured against published survey information. In reviewing the salary levels of the executive officers of the Corporation, the Compensation Committee takes into account the problem-solving ability required to satisfactorily fulfill the positions' assigned duties and responsibilities and the impact the positions have on the operation and profitability of the Corporation.

   For the year ended December 31, 2002, the compensation of David Freedman, the Chairman of the Board of the Corporation, consisted of a salary of $264,600. Mr. Freedman has an Employment Agreement which expires December 31, 2004. Mr. Freedman did not participate in any decisions related to his compensation.

                             Submitted by the
                Compensation Committee of the Board of Directors

                             Ernest Gross (Chairman)
                             Kiyoshi Masuda
                             Dr. David Pramer

Report of the Audit Committee of the Board of Directors

   The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee is composed of three (3) non-employee directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors and previously filed with the Securities and Exchange Commission in connection with the filing of the Corporation's proxy statement for its 2001 annual meeting. The Charter was subsequently amended and consequently, a copy of the revised charter is attached to this Proxy Statement as Appendix "B."

   Management is responsible for the Corporation's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2002 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

   Based upon the aforementioned, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

                             The Audit Committee

                             Daniel S. Van Riper (Chairman)
                             Ernest Gross
                             Peter Schkeeper

Certain Relationships and Transactions

   David Freedman is the owner of Bio-Instrument Ltd., a foreign firm that acts as an agent for sales of the Corporation's products to customers in Israel, and earns commissions on those sales. During the year ended December 31, 2002, this firm earned commissions in the amount of $248,033 on purchases by customers in Israel of the Corporation's products. These commissions paid by the Corporation to Bio-Instrument Ltd. were comparable to commissions paid to unrelated distributors and sales representatives.

   Carol Freedman, the daughter of David Freedman, the niece of Sigmund Freedman and the sister of Kenneth Freedman, has been employed by the Company in various capacities since 1979. Ms. Freedman is currently Customer Service Manager and also is Assistant Treasurer of the Company. Her compensation for 2002 was $63,162; she also received options to purchase 1,100 shares of the Company's Common stock in 2002, under the Company's 2001 Stock Option Plan for Officers and Key Employees.

   The Corporation loaned Samuel Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 18,600 shares of the Corporation's Common stock. The current balance due on the loan is $23,750. These shares of stock have been pledged to the Corporation to secure the loan.

                            STOCK PERFORMANCE CHART


   The following chart compares the yearly change in the cumulative total shareholder return on the Corporation's Common stock during the last five years ended December 31, 2001, with the cumulative total return of the Media General Composite Index and an index comprised of the Media General Industry Group 401 -- Scientific Instruments. The comparison assumes that $100 was invested on December 31, 1996 in the Corporation's Common stock and in each of the other two indices.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    AMONG NEW BRUNSWICK SCIENTIFIC CO., INC.
                            MEDIA GENERAL INDEX AND
                     MG SCIENTIFIC INSTRUMENTS GROUP INDEX

                               [Graphic Omitted]



                                                                1997     1998     1999      2000     2001      2002
 --------------------------------------------------------------------------------------------------------------------
 The Corporation                                                100      74.90    70.38     62.67    82.64     88.25
 --------------------------------------------------------------------------------------------------------------------
 MG Industry Group 401 - Scientific
 Instruments Index                                              100     100.55   162.45    181.82   118.07     74.67
 --------------------------------------------------------------------------------------------------------------------
 Media General Index                                            100     122.24   149.12    134.62   119.19     94.68


ITEM 2. PROPOSAL TO ADOPT AN AMENDMENT TO THE CORPORATION'S EMPLOYEE STOCK PURCHASE PLAN RESERVING 150,000 ADDITIONAL SHARES FOR PURCHASE THEREUNDER.

Summary

   In 1987, the Corporation adopted an Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, 372,028 authorized but unissued shares of the Corporation's Common stock were reserved for purchase by eligible employees of the Corporation and its subsidiaries at prices less than fair market value, with funds contributed by the participating employees for that purpose under a payroll deduction arrangement. Most of those reserved shares have been purchased. Accordingly, the Corporation wishes to reserve an additional 150,000 authorized but unissued shares of Common stock for issuance under the Plan. The Board of Directors has approved this amendment and recommends that the shareholders approve it as well.

   The following description of the Stock Purchase Plan is qualified in all respects by the text of the Plan itself, which is attached hereto as Appendix "A".

Description of the Stock Purchase Plan

   All regular employees of the Corporation and those of its subsidiaries in which the Company owns or controls at least 75% of the shares of capital stock (of all classes) outstanding (i) whose customary employment exceeds 20 hours per week and exceeds 5 months in any calendar year, and (ii) who have completed more than 12 months of employment with the Corporation or such subsidiaries prior to enrollment, are eligible to participate in the Stock Purchase Plan. However, persons who own or hold rights to purchase 5% (i.e., Messrs. David and Sigmund Freedman) or more of the voting power of the Corporation's Common stock are not eligible. An employee's rights to participate in the Stock Purchase Plan terminate automatically if that person ceases to be employed by the Corporation or such subsidiaries for any reason. Also, if the Corporation's ownership of any subsidiary in which the Corporation owns at least 75% of the capital stock when the Stock Purchase Plan becomes effective should later decrease below 75%, the Board may terminate the eligibility of the employees of that subsidiary, if it so elects. Management believes that a substantial majority of the employees of the Corporation and its subsidiaries are eligible to participate in the Stock Purchase Plan.

   An additional 150,000 authorized but unissued shares of the Corporation's Common stock, par value $0.0625 per share, shall be reserved and made available for issuance under the Stock Purchase Plan. 372,028 shares were previously available for issue pursuant to the Stock Purchase Plan. However, shares issued and reacquired by the Corporation from time to time may be used for purposes of the Stock Purchase Plan in place of the reserved shares. Currently 5,420 shares remain for issuance under the Stock Purchase Plan. The closing price of the Common stock of the Corporation on April 1, 2003 as quoted on the NASDAQ was 4.75 per share.

   Participants may authorize the Corporation to deduct up to 10% of their gross pay in any pay period subject, however, to a maximum of 70% of the 401(k) maximum contribution limit as set by the Internal Revenue Service, deductible in any one year. The amounts deducted by participants will be deposited in a bank account specially maintained for administration of the Stock Purchase Plan and segregated from the other assets of the Corporation. Each participant will receive regular statements of account with respect to his or her interest in the Stock Purchase Plan.

   On the last day of May and the last day of November during each calendar year, the Corporation will apply the deductions from each employee's gross pay accumulated during the previous six months to the purchase of shares of the Corporation's Common stock. The number of shares to be purchased for each employee shall be determined by dividing the amount of accumulated contributions by an amount equal to 85% of the lower of the last reported closing price in the over-the-counter market as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications on (i) the first trading day in the six-month period or (ii) the last trading day in the six-month period.

   Notwithstanding the above, any participant may elect not to have the amounts deducted from their payroll applied to the purchase of stock on any given purchase date if they give written notice of non-purchase to the Corporation prior to the end of that six-month period.

   The Stock Purchase Plan will be administered by a committee consisting of three persons (who need not be directors) appointed by the Board of Directors of the Corporation. The Corporation pays all expenses associated with the Stock Purchase Plan. The Stock Purchase Plan is subject to amendment at any time by the Board of Directors except that without the approval of the shareholders, the Stock Purchase Plan may not be amended to increase the number of shares of Common stock which may be sold to participants or to authorize payroll deductions in excess of 10% of the participants' gross pay.

   Management recommends a vote "FOR" this amendment.

                              INDEPENDENT AUDITORS

   The Board of Directors has selected KPMG LLP as the Company's independent auditors to make an examination of the accounts of the Company for the fiscal year 2003. KPMG LLP has served as the independent auditors of the Company for many years. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

   The fees billed for services rendered for the Company by KPMG LLP for fiscal 2002 were as follows:

        Audit of the consolidated financial statements,
          including timely quarterly review services.........................   $208,000
        Audit related fees (benefit plan audits) ............................     25,000
        Tax services ........................................................     75,000
        All other fees ......................................................     14,000
                                                                                --------
        Total fees ..........................................................   $322,000
                                                                                ========


   The Audit Committee has considered whether the provision of the services covered under the caption "All Other Fees" above is compatible with maintaining the auditor's independence.

                                 OTHER MATTERS

   Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

                           2004 SHAREHOLDER PROPOSALS

   Shareholder proposals submitted for inclusion in the Proxy Statement of the Board of Directors for the 2004 Annual Meeting of Shareholders, must be received by the Corporation at 44 Talmadge Road, Edison, New Jersey 08817 on or before December 20, 2003.

                                    GENERAL

   The cost of this solicitation will be borne by the Corporation. Brokers will be asked to forward solicitation material to beneficial owners of stock and will be reimbursed for their out-of-pocket expenses.


                                     By Order of the Board of Directors




                                     ADELE LAVENDER, Secretary

                           ANNUAL REPORT ON FORM 10-K

   The Corporation will provide without charge to each shareholder who requests it in writing, a copy of its Annual Report on Form 10-K 405 for the year ended December 31, 2002, including the financial statements and schedules thereto (but without the exhibits thereto) filed with the Securities and Exchange Commission. The Corporation will furnish any exhibit to such Annual Report to any shareholder requesting the same upon payment of a fee equal to the Corporation's reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K 405 or exhibits thereto should be addressed to Samuel Eichenbaum, Vice President, Finance, New Brunswick Scientific Co., Inc. 44 Talmadge Road, Edison, New Jersey 08817-4005. The Company also makes its periodic and current reports available, free of charge on its website (www.nbsc.com) as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission.

                                  Appendix "A"


                          EMPLOYEE STOCK PURCHASE PLAN
                     OF NEW BRUNSWICK SCIENTIFIC CO., INC.

1.  Reservation of Stock

   To encourage and facilitate the purchase of capital stock of New Brunswick Scientific Co., Inc., there is hereby reserved for sale under the Employee Stock Purchase Plan of New Brunswick Scientific Co., Inc. (the "Plan") 372,028 [522,028 if the amendment is approved] authorized but unissued shares of Common stock, par value $0.0625 per share, of New Brunswick Scientific Co., Inc. (the "Company"). Authorized but unissued shares are reserved under the Plan, however, issued shares that have been or may be reacquired by the Company, either especially for use under the Plan or otherwise, may be used for purposes of the Plan from time to time in place of the reserved shares.

2.  Eligibility

   All regular employees of the Company and those of its subsidiaries in which the Company owns or controls at least 75% of the shares of capital stock (of all classes) outstanding (i) whose customary employment is for more than 20 hours per week and for more than five months in any calendar year, and (ii) who have completed twelve or more months of employment with the Company or such subsidiaries as of an enrollment date, as defined below, shall be eligible to participate in the Plan. If the Company's ownership or control of the outstanding capital stock of any subsidiary in which it owns at least 75% thereof as of the date the Plan becomes effective shall become less than 75% thereof after such date, then the Board of Directors may, in its discretion, terminate the eligibility of the employees of such subsidiary. Such termination may, at the election of the directors, be effective (i) immediately, in which case all amounts accumulated for the affected employees under Section 3 of the Plan shall promptly be returned to them, or (ii) immediately following the next succeeding date for the purchase of shares, as determined under Section 4 of the Plan.

   Each employee who is eligible to participate in the Plan may enroll in the Plan by signing a form provided by the Company to authorize payroll deductions for contributions to the Plan. Such enrollment form shall be completed and returned to the Company at least 2 days prior to each enrollment date, the enrollment dates for the Plan being the first day of June and the first day of December of each year.

   Notwithstanding the above, no employee of the Company or its subsidiaries shall be granted a right to purchase shares under the Plan if, immediately after such right is granted, such employee would own or hold a right to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its subsidiaries, within the meaning of the rules set forth in Section 423(b)(3) of the Internal Revenue Code of 1986.

3.  Payroll Deductions

   Each participant in the Plan shall authorize payment for the shares to be purchased by him through allotments from his pay in even dollar amounts, in any pay period, not to exceed ten percent (10%) of his gross pay. The maximum amount, however, which may be allotted through payroll deductions by each participant shall not exceed 70% of the 401(k) maximum contribution limit as set by the Internal Revenue Service, in any one year during the duration of the Plan. Such payroll deductions must be made in each regular pay period. Subject to the foregoing maximum percentage and dollar amount, a participant may change the amount of his future allotments as of the beginning of any six-month enrollment period by filing notice of the change with the Controller of the Company at least twenty-one (21) days prior to the start of a six-month enrollment period. An account will be maintained for each participant to which will be credited amounts allotted from his pay and to which will be charged his withdrawals and the amounts expended for his purchase of shares. Amounts allotted by participants will be segregated from the Company's assets, and are to be deposited in special bank accounts maintained especially for the administration of the Plan.

   The Company will furnish to each participant promptly after the end of each six-month period a statement of his account in reasonable detail.

4.  Method of Purchase

    a) Beginning on November 30, 1987 and on the last day of each six-month period thereafter, so long as the Plan remains in effect, the Company shall apply the contributions accumulated in each participant's account as of such date to the purchase of authorized but unissued, or reacquired, shares of its capital stock, provided that prior to such date the participant may submit a Notification of Non-Purchase Form, in which case no shares shall be purchased for the participant for such period. Any balance remaining in a participant's account after a purchase (or after an election not to purchase) shall be refunded to the participant, except that any amounts representing a fractional share which remain in a participant's account after a purchase will be carried over to the next succeeding period and either applied to the purchase of shares or refunded to the participant, as applicable.

    b) The number of shares to be purchased shall be determined by dividing the amount of accumulated contributions by the lesser of:

        (i) 85% of the last reported closing price in the over-the-counter market on the last day of the six-month period as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications) for such date; or

        (ii) 85% of the last reported closing price in the over-the-counter market on the first day of the six-month period as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications) for such date.

       As soon as practicable after the purchase date, the Company shall issue to each participant a certificate evidencing the whole number of shares purchased.

    c) No Participant shall have the right to purchase stock under all stock purchase plans of the Company and its parent or subsidiary corporations at an accrued rate exceeding $25,000 of the fair market value of such shares (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time.

5.  Ownership of Stock; Non-Assignability

   No Participant as such shall be considered to own or have any interest in any shares of stock other than the whole shares purchased for him out of his account as above provided. Each participant or such other person as he shall have designated to become the record owner) shall be deemed the owner of record of any shares so purchased, on the date of issuance of the certificate evidencing the shares purchased.

   The right to purchase stock under the Plan shall be non-assignable. Any purported assignment or transfer of such right, voluntary or involuntary, shall be deemed to be an election not to exercise such right to purchase stock, and any sum accumulated at the time of any termination of employment for any reason, including death, shall be refunded.

6.  Withdrawal from the Plan

   Any participant may withdraw from the Plan at any time by giving written notice of such withdrawal to the Controller of the Company at least five (5) business days before the date of withdrawal. Promptly after a participant's withdrawal, he will be paid all amounts standing to his credit in his account. A participant who has withdrawn may, if he remains eligible to participate in the Plan, resume his participation as of the first day of any six-month payment period beginning after his withdrawal, by filing a new application form at least twenty-one days prior to such date, provided that no employee may re-enter the Plan more than twice without approval of the Committee administering the Plan.

   A participant shall be deemed automatically to have withdrawn from the Plan at the time of his ceasing for any reason to be employed by the Company, or its subsidiaries described in section 2 above, or at the time he ceases to be eligible to participate in the Plan. Any amounts standing to his credit in his account shall be paid and delivered to him. In the event of the death of a participant, any amounts standing to his credit in his account shall be paid and delivered to his executor or administrator. A leave of absence shall not be considered a termination of employment so as to effect withdrawal from the Plan provided such leave of absence is in accordance with established Company policy.

7.  Administration

   The Plan shall be administered by a Committee of at least three members, who are appointed by (and subject to removal by) the Board of Directors of the Company. Members of the Committee need not be directors of the Company.
Subject to direction of the Board, the Committee shall make such interpretations and adopt regulations as it may deem desirable or necessary in connection with the operation of the Plan. Members of the Committee shall receive no separate compensation for serving on the Committee.

8.  Duration and Amendment

   The Plan is to continue in effect until 372,028 shares [522,028 shares if the amendment is approved] have been sold under it, subject, however, to termination at anytime by the Board of Directors of the Company. Upon termination of the Plan, all amounts standing to the credit of participants shall be distributed to them in the same manner as if they had withdrawn from the Plan.

   The Plan is subject to amendment at any time by the Board of Directors except that, without the approval of the stockholders of the Company, the number of shares which may be sold to participants shall not be increased, and payroll allotments exceeding ten percent (10%) of gross pay shall not be authorized. No amendment of the Plan will become effective until at least ten
(10) days after written notice thereof has been given to each participant.

   If there is any recapitalization of the Company with respect to its Common shares or any split-up or combination or exchange of shares, the aggregate number of shares which may be thereafter be available under the Plan, the number of shares with respect to which rights to purchase have been granted at that time, and the price at which such shares may be purchased, shall be proportionately and appropriately adjusted.

9.  Applicable Law and Regulations

   It is intended that this Plan and all rights granted hereunder will meet the requirements of an employee stock purchase plan under the Internal Revenue Code, or other applicable provisions, as they may be amended from time to time. The Plan, in all respects, shall be so interpreted and construed as to be consistent with this purpose.

   Sales of shares under the Plan shall be subject to approval of the Plan by the Company's shareholders, as provided in the Internal Revenue Code, and to compliance with requirements of all applicable state and federal securities and other laws.

                                  Appendix "B"

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                        AMENDED AS OF FEBRUARY 20, 2003


I.  Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

       o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

       o Monitor the independence and performance of the Company's independent auditors and internal auditing function.

       o Provide an avenue of communication among the independent auditors, management, internal auditing function, and the Board of Directors.

       o  Report to the Board of Directors.

       o Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.

       o  Review areas of potential significant financial risk to the Company.

       o  Monitor compliance with legal and regulatory requirements.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee shall have the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of the NASDAQ. The Audit Committee shall be comprised of three directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. The Chairman of the Audit Committee shall be a "financial expert", as defined by the SEC. . Audit committee members may not receive any payment other than payment for Board or Committee service.

    Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally quarterly. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session from time to time during the year with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.   Audit Committee Responsibilities and Duties

Review Procedures
-----------------

    1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

    2. Review and discuss with management the Company's annual audited financial statements prior to filing or distribution including significant issues, if any, regarding accounting principles, practices, adequacy of disclosure and judgments.

    3. In consultation with the management, the independent auditors consider the appropriateness and integrity of the Company's internal controls, financial reporting processes and disclosure controls. Discuss significant financial risk exposures including, but not limited to, off balance sheet transactions and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and any internal auditing function together with management's responses.

    4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filling or distribution. Discuss any significant changes to the Company's accounting principles and any unusual matters required to be reported to the Audit Committee. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors
--------------------

    5. The independent auditors report directly to the Audit Committee. The Audit Committee shall review the independence, professional qualifications and performance of the auditors and are responsible for the compensation and oversight of the auditors including the resolution of disagreements between management and the independent auditors regarding financial reporting.

    6. Determine the fees and other significant compensation to be paid to the independent auditors and approve in advance, the engagement of the independent auditors to provide permissible non-audit services.

    7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence and consider the results of any peer review, inquiries and investigations of the independent auditors by professional or governmental authorities.

    8. Review the independent auditors audit plan -- discuss such matters as scope procedures and staffing.

    9. Prior to releasing the year-end earnings, discuss the results of the audit and any significant changes in the audit plan with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

    10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

        o Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements and any alternate generally accepted accounting principles preferred by the independent auditors.

        o Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

Legal Compliance
----------------

    11. At least annually, get verification and review as necessary with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

    12. Review reported violations of the Company's code of conduct and any complaints, which raise material issues regarding the Company's financial statements, disclosures, accounting policies or regulatory compliance.

Other Audit Committee Responsibilities
--------------------------------------

    13. Annually prepare a report to shareholders as required by the Securities and Exchanged Commission. The report should be included in the Company's annual proxy statement.

    14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

    15. Review financial and accounting personnel succession planning within the Company.

    16. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually receive from management for review and approval a summary of director and officers' related party transactions and consider any potential conflicts of interest.

                        ANNUAL MEETING OF SHAREHOLDERS OF


                       NEW BRUNSWICK SCIENTIFIC CO., INC.


                                  May 27, 2003






                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.




                Please detach and mail in the envelope provided.

------------------------------------------------------------------------------------------------------------------------------------
                                     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
------------------------------------------------------------------------------------------------------------------------------------
     1. Election of Directors: To Elect (3) Three Class l Directors to serve    The approval and adoption of an  FOR AGAINST ABSTAIN
        until the 2006 Annual Meeting.                                           amendment to the New Brunswick |---|  |---|  |---|
                                                                                 Scientific Co., Inc. Employee  |---|  |---|  |---|
                                     NOMINEES:                                   Stock Purchase Plan increasing
     [_] FOR ALL NOMINEES            o Peter Schkeeper                           the number of authorized shares
                                     o Kiyoshi Masuda                            by 150,000.
     [_] WITHHOLD AUTHORITY          o Ernest Gross
         FOR ALL NOMINEES                                                       Management Recommends A Vote FOR Proposal 2 Listed
                                                                                Above.
     [_] FOR ALL EXCEPT
         (See instructions below)











     INSTRUCTION: To withhold authority to vote for any individual
     ------------ nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold,
                  as shown here: o
--------------------------------------------------------------------------------








________________________________________________________________________________
To change the address on your account, please check the box at right and  |----|
indicate your new address in the address space above. Please note that    |    |
changes to the registered name(s) on the account may not be submitted via |    |
this method.                                                              |----|
________________________________________________________________________________


Signature of Shareholder ______________________________ Date: ______________ Signature of Shareholder ___________ Date: ____________

  Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

           This Proxy is Solicited on behalf of the Board of Directors

                       NEW BRUNSWICK SCIENTIFIC CO., INC.


                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS


                                  MAY 27, 2003

              The undersigned hereby constitutes and appoints David Freedman and Sigmund Freedman, and each of them, proxies of the undersigned, with full power of substitution to represent and vote, as designated on the reverse side, all shares of the Common stock of New Brunswick Scientific Co., Inc. (the "Corporation") which the undersigned could represent and vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held on May 27, 2003, and at any adjournment thereof.


                (Continued and to be signed on the reverse side)